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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-83368 of The Yankee Candle Company, Inc. on Form S-3 of our report dated February 12, 2002, appearing in this prospectus, which is part of this Registration Statement, and to the incorporation by reference of our report dated February 12, 2002 appearing in the Annual Report on Form 10-K of The Yankee Candle Company, Inc. for the fifty-two weeks ended December 29, 2001, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 1, 2002